Exhibit 10.1

FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT

THIS   FIRST   AMENDMENTTO PURCHASEAND   SALE   AGREEMENT (this "Amendment"), dated March 31, 2015 (the "Effective Date"), is entered into by and between PURE CYCLE CORPORATION, a Colorado corporation ("Pure Cycle"), and PCY HOLDINGS, LLC, a Colorado limited liability company ("PCY," together with Pure Cycle, "Seller"), and ARKANSAS RIVER FARMS, LLC, a Colorado limited liability company ("Buyer").

RECITALS

A.           Buyer and Seller entered into that certain Purchase and Sale Agreement dated March 11, 2015 (the "Agreement") for the purchase and sale of real property and improvements located in the Counties of Bent, Otero and Prowers, State of Colorado, as more particularly described in the Agreement.

below.

B.    Buyer and Seller desire to amend the Agreement on the terms and conditions set forth

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Buyer and Seller agree to amend the Agreement as follows:

AGREEMENT

1.           Defined Terms. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2.           Title Company and Escrow Agent. The Agreement is hereby amended to provide that the Title Company  and Escrow Agent  shall be  Stewart Title Guaranty Company,  55 Madison  Street, Suite #400, Denver, CO 80206, Attention: Carma Weymouth. The title examiner shall be Guaranty Abstract Company, Inc. Buyer shall promptly cause the "Deposit" to be transferred from Fidelity National Title Insurance Company to Stewart Title Guaranty Company.

3.           Counterparts; Signatures. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of such counterparts shall together constitute but one and the same instrument. Executed copies hereof may be delivered by facsimile or email of a PDF document, and, upon receipt, shall be deemed originals and binding upon the parties hereto. Signature pages may be detached and reattached to physically form one document.

4.           Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the heirs, executors, administrators, successors and permitted assigns of the respective parties hereto.

5.           Applicable Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Colorado.

6.           Effectiveness. Except as modified by this Amendment, the parties acknowledge and agree that the Agreement is in full force and effect in accordance with its terms.

[Signatures Appear on Following Page]

IN WITNESS WHEREOF, Buyer and Seller hereby execute this Amendment as of the Effective Date.

BUYER:

ARKANSAS RIVER FARMS, LLC

By: /s/ Aaron M Patsch
Name: Aaron M Patsch
Title: Authorized Representative

SELLER:

PURE CYCLE CORPORATION,
a Colorado corporation

By: /s/ Mark W. Harding
       Mark W. Harding, President

PCY HOLDINGS, LLC,
a Colorado limited liability company

By: Pure Cycle Corporation, its sole member

By: /s/ Mark W. Harding
       Mark W. Harding, President